UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

CACHE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10345 (Commission File Number)	59-1588181 (IRS Employer Identification No.)

256 West 38th Street

New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 575-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on Form 8-K filed on November 21, 2014, on November 17, 2014 The NASDAQ Stock Market LLC (“NASDAQ”) notified Cache, Inc. (the “Company”) that the Company is not in compliance with the continued listing requirements for The NASDAQ Global Select Market contained in NASDAQ Listing Rule 5450(b)(1)(A), which rule requires the Company to maintain a minimum of $10,000,000 in stockholders’ equity. On January 27, 2015, the Company received a letter from NASDAQ informing the Company that NASDAQ has determined to delist the shares of the Company due to the Company’s failure to submit an acceptable compliance plan and that the Company’s failure to submit the compliance plan review fee required by NASDAQ Listing Rule 5810(c)(2)(A) serves as an additional basis for delisting the Company’s shares. The letter further provides that the Company may request a hearing to appeal the staff’s determination and that such hearing request will stay the suspension of Company’s securities pending a decision on the appeal.

Unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on February 5, 2015. If the Company’s securities are suspended or delisted, the Company’s securities may be immediately eligible to be quoted on the OTC Pink Current Information tier of the over-the-counter market under the symbol: CACH.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2015, the Company accepted the resignation of Michael F. Price from his position as a member of the Board of Directors of the Company, effective January 23, 2015. Mr. Price’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Dated: January 29, 2015	/s/ Anthony F. DiPippa
Anthony F. DiPippa
Executive Vice President and Chief Financial Officer

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